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                    [Letterhead of Deloitte Touche Tohmatsu]

                           Our Reference: 560540.DOC

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Trinet Investments in High-Tech Ltd., we hereby consent to the incorporation of our report dated March 14, 2000, included in Form 1O-K of Ampal-American Israel Corporation for the year ended December 31, 1999 (relating to the financial statement of Trinet Venture Capital Ltd. not included herein), into Ampal-Amercian Israel Corporation's previously filed Registration Statements No. 33-51023 and No. 33-55137.


/s/ Brightman, Almagor & Co.
BRIGHTMAN ALMAGOR & CO.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

March 27, 2000.